Exhibit 1.1

40,000,000 SHARES OF COMMON STOCK

OF

CAPITAL ONE FINANCIAL CORPORATION

UNDERWRITING AGREEMENT

July 14, 2011

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

As Representatives of the several

Underwriters named in Schedule I hereto

Dear Sirs:

Capital One Financial Corporation, a Delaware corporation (the “Company”) and Barclays Capital Inc. as agent for one of its affiliates (“Barclays”) and Morgan Stanley & Co. LLC (“Morgan Stanley” and, together with Barclays, the “Forward Sellers”), at the Company’s request in connection with the letter agreement dated the date hereof between the Company and Barclays Bank plc, acting through Barclays as agent (the “Barclays Forward Agreement”), and the letter agreement dated the date hereof between the Company and Morgan Stanley (the “Morgan Stanley Forward Agreement” and, together with the Barclays Forward Agreement, the “Forward Agreements”), each relating to the forward sale by the Company, of a number of shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”) equal to the number of Shares to be borrowed and sold by each of the Forward Sellers pursuant to this Agreement, confirm their respective agreements with the several underwriters named in Schedule I-A hereto (the “Underwriters”), for which Barclays and Morgan Stanley are acting as representatives (together, the “Representatives”) with respect to the sale by the Forward Sellers and the purchase by the Underwriters, acting severally and not jointly, of the respective number of Shares set forth in Schedules I-A and I-B hereto respectively. Barclays Bank plc and Morgan Stanley & Co. LLC are hereinafter referred to as the “Forward Counterparties.” In addition, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 6,000,000 shares of Common Stock (the “Option Shares”). The Shares to be borrowed and sold by the Forward Sellers to the Underwriters are referred to as the “Underwritten Securities,” subject to Section 14 hereof. The Underwritten Securities to be purchased by the Underwriters, any Shares to be issued and sold by the Company to the Underwriters pursuant to Section 14 hereof (the “Additional Company Shares”) and the Option Shares are hereinafter called, collectively, the “Securities.”

1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-159085) under the Securities Act of 1933, as amended (the “Securities Act”) in respect of its debt securities, its junior subordinated debt securities, shares of its preferred stock, $0.01 par value, depositary shares, shares of its Common Stock, its purchase contracts, units, trust preferred securities that may be issued by a related trust, and warrants (as amended through the date of this Agreement, being herein referred to as the “Registration Statement”). Such Registration Statement has become effective. The Registration Statement contains a base prospectus in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities. Any preliminary prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof and is used prior to filing of the Prospectus is called, together with the Base Prospectus, a “preliminary prospectus.” The term “Prospectus” shall mean the final prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto but shall not include any free writing prospectus (as such term is used in Rule 405 under the Securities Act). Any Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be. The Company also has prepared and filed (or will file) with the Commission the Issuer Free Writing Prospectuses (as defined below) set forth on Schedule II hereto. All references in this Agreement to the Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

2. Agreements to Sell and Purchase. (a) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Forward Seller and the Company (with respect to any Additional Company Shares), severally and not jointly, agrees to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from each Forward Seller and the Company (with respect to any Additional Company Shares) the respective number of Securities set forth opposite the name of such Underwriter in Schedule I-A hereto (or the proportionate number of Additional Company Shares, as the case may be), in each case at a purchase price of $48.50 per share (the “Purchase Price”).

(b) If a Forward Seller does not borrow and deliver for sale the number of Shares set forth in Schedule I-B opposite the name of such Forward Seller under the caption “Number of Underwritten Securities To Be Sold,” such Forward Seller will use its best efforts to notify the Company no later than 5:00 p.m., New York City time, on the first business day prior to the Closing Date.

(c) In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price.

If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Shares set forth opposite the name of such Underwriter in Schedule I-A hereto (or such number increased as set forth in Section 11 hereof) bears to the aggregate number of Underwritten Securities being purchased from the Forward Sellers by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase the Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of this Agreement, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 11 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

3. Terms of Public Offering. The Company, each Forward Seller and each Forward Counterparty is advised by the Representatives that the Underwriters propose (i) to make a public offering of their respective portions of the Securities as soon after the execution hereof as practicable and (ii) initially to offer the Securities upon the terms set forth in the Prospectus.

4. Delivery and Payment. Payment for the Underwritten Securities shall be made by or on behalf of the Underwriters to each Forward Seller (or, in the case of delivery of any Additional Company Shares and any Option Shares, to the Company) by wire transfer of Federal (same-day) funds to the accounts specified by the Forward Sellers (or, in the case of delivery of any Additional Company Shares and any Option Shares, the account specified by the Company) to the Representatives at least twenty-four hours in advance, against delivery of such Underwritten Securities or any Additional Company Shares and any Option Shares, as the case may be for the respective accounts of the Underwriters at 10:00 A.M., New York City time on the third business day following the date of the Prospectus, unless otherwise permitted by the Commission pursuant to Rule 15c6-1 of the Exchange Act (the “Closing Date”), or such other time and date as the Representatives and the Company may agree upon in writing, and against delivery of any Option Shares at 10:00 A.M., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Option Shares, or at such other time and date as the Representatives and the Company may agree upon in writing (the “Option Closing Date”). Delivery of the Underwritten Securities, as well as any Additional Company Shares and any Option Shares, shall be made at 10:00 A.M., New York City time, by causing The Depository Trust Company (“DTC”) to credit the account of Barclays at DTC on the Closing Date. Delivery of the Underwritten Securities, as well as any Additional Company Shares and any Option Shares, shall be made, and the Underwritten Securities, as well as any Additional Company Shares and any Option Shares shall be registered in the name of Cede & Co., or such other nominee as DTC may designate, and available for checking in New York, New York at least one full business day prior to the Closing Date or any Option Closing Date, as applicable.

5. Agreements of the Company. The Company agrees with the Forward Sellers, the Forward Counterparties and the Underwriters:

(a) To file the Prospectus with the Commission pursuant to Rule 424(b)(5) not later than the second business day following the execution and delivery of this Agreement.

(b) During the period beginning at the Time of Sale (as defined below) and ending on the later of the Closing Date or such date as in the opinion of counsel for the Underwriters or counsel for the Forward Sellers, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or a dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package (as defined below) or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Representatives and the Forward Sellers for review a copy of each such proposed amendment or supplement.

(c) If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended and supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if in the judgment of the Company it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Representatives and the Forward Sellers of any such event or condition and (ii) promptly prepare (subject to paragraph (b) above), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement be declared effective) and furnish at its own expense to the Underwriters and the Forward Sellers and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in light of the circumstances then prevailing or under which they were made, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(d) The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives and the Forward Sellers, it will not make, any offer relating to the Securities that would constitute an issuer free writing prospectus as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”) or that would otherwise constitute a “free writing prospectus” as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives and the Forward Sellers shall be deemed to have been given in respect of any Free Writing Prospectus included in Schedule II hereto. Any such free writing prospectus consented to by the Representatives and the Forward Sellers is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied or will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company and the Forward Sellers consent to the use by any Underwriter of (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Schedule II hereto, or (iii) information describing the preliminary terms of the Securities or their offering.

(e) To advise the Representatives and the Forward Sellers promptly and, if requested by a Representative or a Forward Seller, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or the Disclosure Package or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (iii) of the happening of any event during the Prospectus Delivery Period which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. To prepare and file with the Commission, promptly upon the Representatives’ or the Forward Sellers’ reasonable request, any amendment or supplement to the Registration Statement, the Base Prospectus, the Prospectus or the Disclosure Package which may be necessary or advisable in connection with the distribution of the Securities by the Underwriters, and to use its best efforts to cause any such post-effective amendment to the Registration Statement to become promptly effective. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

(f) To furnish to each Underwriter or Forward Seller, without charge, signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to each Underwriter or Forward Seller such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as such Underwriter or Forward Seller may reasonably request.

(g) During the Prospectus Delivery Period, to furnish to each Underwriter, Forward Seller and dealer as many copies of the Base Prospectus and the Prospectus (each as amended or supplemented) as such Underwriter, Forward Seller or dealer may reasonably request.

(h) If immediately prior to the third anniversary of May 8, 2009 (such third anniversary, the “Renewal Deadline”) any of the Securities remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline, promptly notify the Representatives and the Forward Sellers and file, if it has not already done so and is eligible to do so, an automatic shelf registration statement (as defined in Rule 405 of the Securities Act) relating to the Securities, in a form satisfactory to the Representatives and the Forward Sellers. If at the Renewal Deadline any of the Securities remain unsold by the Underwriters and the Company is not eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, promptly notify the Representatives and the Forward Sellers and file a new shelf registration statement or post-effective amendment on the proper form relating to the Securities in a form satisfactory to the Representatives and the Forward Sellers, and will use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable after the Renewal Deadline and promptly notify the Representatives and the Forward Sellers of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating thereto. References herein to “Registration Statement” shall include such automatic shelf registration statement or such new shelf registration statement or post-effective amendment, as the case may be.

(i) Prior to any public offering of the Shares and any Option Shares, to cooperate with the Representatives and counsel for the Underwriters in connection with the registration or qualification of the Securities for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as the Representatives may request, to continue such qualification in effect so long as required for distribution of the Securities and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification, provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not so qualified or take any action that would subject it to service of process in suits other than those arising out of the offering or sale of the Securities in any jurisdiction where it is not now so subject.

(j) To make generally available to its security holders as soon as reasonably practicable an earnings statement covering a period of at least twelve months after the effective date of the Registration Statement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(k) If at any time during the five year period after the date of this Agreement, or, in the case of the Forward Sellers, until the expiration or termination of the Forward Agreements, the Company ceases to file reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, (i) to mail as soon as reasonably practicable after the end of each fiscal year to the record holders of its Securities a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of changes in stockholders’ equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by independent certified public accountants, and (ii) to mail and make generally available as soon as reasonably practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

(l) To pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Securities Act of the Base Prospectus, each preliminary prospectus and all amendments and supplements to any of them prior to or during the Prospectus Delivery Period, any Issuer Free Writing Prospectus and the Disclosure Package, (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the Prospectus Delivery Period, (iii) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including in each case the fees and disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto), (iv) filings and clearance with the Financial Industry Regulatory Authority, Inc. in connection with the offering, (v) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Securities by the Underwriters or by dealers to whom Securities may be sold, (vi) the preparation, issuance, execution and delivery of the Securities and (vii) the fees and expenses of any transfer agent or registrar in connection with the Securities.

(m) To apply the net proceeds from the sale of the Additional Company Shares and Option Shares or from the settlement of the Forward Agreements, as the case may be, in the manner described under the caption “Use of Proceeds” in the Prospectus.

(n) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date and any Option Closing Date and to satisfy all conditions precedent to the delivery of the Securities.

(o) For the period ending 75 days after the date of the Prospectus, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than (v) the Securities to be sold hereunder, as well as any Additional Company Shares and any Option Shares, (w) the issuance of shares of Common Stock upon the exercise of an option or warrant or conversion of a security outstanding on the date of this Agreement, (x) grants and issuances of shares of Common Stock, options to acquire Common Stock or other derivative securities pursuant to stock-based compensation or incentive plans of the Company, (y) the issuance of shares of Common Stock pursuant to the Company’s dividend reinvestment plans or employee stock purchase plans, and (z) the issuance, offer or sale of a Tier 1 instrument.

(p) Not to take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(q) To use its best efforts to list, subject to notice of issuance, (i) the Shares (if any) to be issued pursuant to Physical Settlement or Net Share Settlement (as each such term is defined in the Forward Agreements) of each Forward Agreement and (ii) the Additional Company Shares (if any) and any Option Shares, on the New York Stock Exchange (“NYSE”) and to maintain each such listing.

(r) To maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter, each Forward Seller and each Forward Counterparty that:

(a) The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and, to the best of the Company’s knowledge, no proceedings for such purpose are pending before or threatened by the Commission. No order preventing the use of any preliminary prospectus or any Issuer Free Writing Prospectus has been issued by the Commission.

(b) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163, the Company was a “well-known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(c) The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405, that initially became effective within three years of the date hereof.

(d) The Company has not received from the Commission any notice pursuant to Rule 401(g) objecting to the use of the automatic shelf registration statement form. If at any time during the Prospectus Delivery Period the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives and the Forward Sellers, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representatives and the Forward Sellers, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representatives and the Forward Sellers of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(e) The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(f) (i) At the respective times the Registration Statement and any post-effective amendment thereto became or becomes effective prior to the Closing Date, neither the Registration Statement nor such amendment included or will include an untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, as of the date such amendment becomes effective or such supplement is filed with the Commission, as the case may be, will comply in all material respects with the Securities Act, (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, as of the date such amendment becomes effective or such supplement is filed with the Commission, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (f) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter, any Forward Seller or any Forward Counterparty furnished to the Company in writing by such Underwriter, such Forward Seller or such Forward Counterparty expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter, any Forward Seller or any Forward Counterparty consists of the information described as such in Section 9 hereof and (iv) the documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act, at the time they were or hereafter are filed with the Commission prior to the Closing Date, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together and with the other information in the Prospectus, as of the date of the Prospectus and at all times subsequent thereto up to the Closing Date, did not and will not contain an untrue statement of material fact or did not and will not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) The term “Disclosure Package” shall mean (i) the Base Prospectus, including the preliminary prospectus supplement dated July 13, 2011, as amended or supplemented at the Time of Sale (as defined below), (ii) the Issuer Free Writing Prospectuses, if any, identified on Schedule II hereto and (iii) the public offering price of the Securities. As of the Time of Sale, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, any Forward Seller or any Forward Counterparty specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter, any Forward Seller or any Forward Counterparty consists of the information described as such in Section 9 hereof. As used in this paragraph and elsewhere in this Agreement “Time of Sale” shall mean 6:11 p.m. on July 13, 2011.

(h) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, any Forward Seller or any Forward Counterparty specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter, and Forward Seller or any Forward Counterparty consists of the information described as such in Section 9 hereof.

(i) The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering materials in connection with the offering and sale of the Securities other than a preliminary prospectus, the Prospectus, and any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and the Forward Sellers and included in Schedule II hereto.

(j) The Company and each of its subsidiaries that is a “Significant Subsidiary” within the meaning of such term as defined in Rule 1-02 of Regulation S-X of the Commission (the “Significant Subsidiaries”) is validly existing as a corporation (or, in the case of each of Capital One Bank (USA), National Association and Capital One, National Association, as a national banking association organized under the laws of the United States) in good standing under the laws of its jurisdiction of incorporation and has in all material respects the corporate power and authority to operate its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(k) All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company’s Significant Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

(l) The Company has an authorized capitalization as set forth under the consolidated balance sheet data contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011; all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any preemptive or similar rights; except as described in the Registration Statement, the Prospectus and the Disclosure Package, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company, including the Securities, conforms in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the Disclosure Package.

(m) Any Additional Company Shares and any Option Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable; the issuance of such Shares and such Option Shares is not subject to any preemptive rights or similar rights; such Shares and such Option Shares, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s charter or by-laws or any agreement or other instrument to which the Company is a party.

(n) The Shares (if any) to be purchased by the Forward Counterparties from the Company pursuant to the Forward Agreements have been duly authorized and on the Closing Date will be reserved for issuance to the Forward Counterparties pursuant thereto and, when issued and delivered to the Forward Counterparties against payment therefor as provided by the Forward Agreements, will be validly issued, fully paid and non-assessable; the issuance of such Shares is not subject to any preemptive rights or similar rights; such Shares, when issued and delivered to the Forward Counterparties against payment therefor as provided by the Forward Agreements, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s charter or by-laws or any agreement or other instrument to which the Company is a party.

(o) The Option Shares (if any) to be purchased by the Underwriters from the Company pursuant to this Agreement have been duly authorized and on the Closing Date will be reserved for issuance to the Underwriters pursuant hereto and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable; the issuance of such Option Shares is not subject to any preemptive rights or similar rights; such Option Shares, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s charter or by-laws or any agreement or other instrument to which the Company is a party.

(p) This Agreement and each Forward Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms (except as limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) equitable principles of general applicability and as rights to indemnity and contribution hereunder may be limited by applicable law).

(q) Neither the Company nor any of its Significant Subsidiaries is in violation of its respective charter or by-laws or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness material to the Company and its subsidiaries, taken as a whole, or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its Significant Subsidiaries is a party or by which it or any of its Significant Subsidiaries or their respective property is bound.

(r) The execution, delivery and performance of this Agreement and each Forward Agreement, the issuance and sale of any Additional Company Shares and any Option Shares and compliance by the Company with all the provisions hereof and thereof and the consummation by the Company of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the securities or Blue Sky laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its Significant Subsidiaries or any material indenture, agreement, or other instrument to which it or any of its Significant Subsidiaries is a party or by which it or any of its Significant Subsidiaries or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, any of its Significant Subsidiaries or their respective property.

(s) Except as otherwise set forth in the Disclosure Package, there are no material legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any of their respective property is the subject, and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated. No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed as required.

(t) The Company and each of its Significant Subsidiaries are in compliance in all material respects with all laws administered by and regulations of the U.S. Department of Treasury, Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, and any other federal or state bank regulatory authority with jurisdiction over the Company or any of its subsidiaries (the “Bank Regulatory Authorities”), other than where such failures to comply would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. Except in each case as set forth in the Disclosure Package and the Prospectus, neither the Company nor any of its Significant Subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Bank Regulatory Authority which restricts materially the conduct of its business, or requires any material change in its policies or practices relating to capital, credit or management, nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions.

(u) The Company and each of its subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities (“permits”), as are necessary to own, lease and operate its respective properties that are material to the Company and its subsidiaries, taken as a whole, or to the conduct of the business of the Company and its subsidiaries, taken as a whole; the Company and each of its subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and, except as described in the Disclosure Package and the Prospectus, such permits contain no restrictions that are materially burdensome to the Company and its subsidiaries, taken as a whole.

(v) Ernst & Young LLP are independent public accountants with respect to the Company as required by the Securities Act.

(w) To the knowledge of the Company, Ernst & Young LLP, who have reviewed certain financial statements of ING Bank, fsb, a federal stock savings bank (“ING Direct”) and its subsidiaries, are independent public accountants with respect to ING Direct and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(x) The consolidated financial statements, together with related schedules and notes forming part of the Registration Statement, the Disclosure Package and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement, Disclosure Package and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such consolidated financial statements and the books and records of the Company.

(y) The preliminary unaudited pro forma condensed combined financial information of the Company and ING Direct and the related notes thereto included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (and any amendment or supplement thereto) have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable, the adjustments used therein are appropriate to give effect to the transactions referred to therein and the pro forma information reflects the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements.

(z) To the knowledge of the Company, the consolidated financial statements of ING Direct, together with related schedules and notes of ING Direct, included in or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the consolidated financial position, results of operations and cash flows of ING Direct and its consolidated subsidiaries on the basis stated in such documents as of their at the respective dates or for the respective periods to which they apply; to the knowledge of the Company, such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and, to the knowledge of the Company, the other financial and statistical information and data of ING Direct set forth in the Registration Statement, Disclosure Package and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such consolidated financial statements and the books and records of ING Direct.

(aa) That certain Purchase and Sale Agreement by and among ING Groep N.V., ING Bank N.V., ING Direct N.V., ING Direct Bancorp and the Company dated as of June 16, 2011 (the “Purchase and Sale Agreement”) has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms; the Company is not in default under, nor has the Company materially breached or violated, the Purchase and Sale Agreement in any manner; to the knowledge of the Company, no other party to the Purchase and Sale Agreement is in default thereunder and no other party to such agreement has materially breached or violated such agreement in any manner.

(bb) The Company is not, and will not be after giving effect to the consummation of the transactions contemplated by this Agreement and the Forward Agreements, including the application of the net proceeds from the sale of the Securities, required to register under the provisions of the Investment Company Act of 1940, as an “investment company” amended (the “Investment Company Act”), and is not required to take any other action with respect to or under the Investment Company Act for such transactions or the offer and sale of the Securities as contemplated thereunder or hereunder.

(cc) The Company maintains (i) effective internal control over financial reporting as defined under Rule 13a-15(f) of the Exchange Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(dd) Except as disclosed in the Prospectus and the Disclosure Package, or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ee) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” ((including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance in all material respects with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ff) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder or of the settlement of the Forward Agreements, as the case may be, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of or with any person or entity or in any country or territory that, at the time of such financing, is the subject of any sanctions administered by OFAC.

(gg) The operations of the Company and its subsidiaries are in material compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the applicable anti-money laundering statutes of all jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company and its subsidiaries

(collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened, which could reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(hh) The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not have a material adverse affect on the Company and its subsidiaries, taken as a whole.

(ii) Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, (i) there has not been any change in the capital stock or any material change in the long-term debt of the Company, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (other than ordinary course dividends and equity issuances under the Company’s existing employee compensation plans), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (other than transactions entered into in the ordinary course of the Company’s business) that is material to the Company and its subsidiaries, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Company’s and its subsidiaries, taken as a whole; (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Prospectus and the Disclosure Package.

(jj) The Company has not received any notice from the NYSE regarding the delisting of the Common Stock from the NYSE.

(kk) The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

7. Representations and Warranties of the Underwriters. Each Underwriter, Forward Seller and Forward Counterparty severally represents and agrees that such Underwriter, Forward Seller or Forward Counterparty has not included and shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter, Forward Seller or Forward Counterparty without the prior consent of the Company; provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 7, shall not be deemed to include information prepared by or on behalf of such Underwriter, Forward Seller or Forward Counterparty on the basis of or derived from issuer information.

8. Representations and Warranties of the Forward Sellers. Each of the Forward Sellers severally represents and agrees with each Underwriter and the Company that:

(a) This Agreement has been duly authorized, executed and delivered by such Forward Seller and, at the Closing Date, such Forward Seller will have full right, power and authority to sell, transfer and deliver the Underwritten Securities.

(b) The Forward Agreement between the Company and the Forward Counterparty affiliated with such Forward Seller has been duly authorized, executed and delivered by such affiliated Forward Counterparty and constitutes a valid and binding agreement of such Forward Counterparty, enforceable against such Forward Counterparty in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles of general applicability.

(c) Such Forward Seller will, at the Closing Date, have the free and unqualified right to transfer the Underwritten Securities to be sold by such Forward Seller, and the Underwritten Securities, at the Closing Date, will be free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Underwritten Securities and payment of the Purchase Price as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters will have the free and unqualified right to transfer the Underwritten Securities purchased by it from such Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge claim, equity or encumbrance of any kind.

(d) Such Forward Seller is acting as an agent for such affiliated Forward Counterparty in connection with the transactions contemplated hereby.

9. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter (including, for this purpose, any affiliated broker-dealer of such Underwriter participating as an initial seller in the offering of the Securities) and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, and each Forward Seller and each Forward Counterparty and each person, if any, who controls any Forward Seller or any Forward Counterparty within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the

Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus (each as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter, any Forward Seller or any Forward Counterparty furnished in writing to the Company by or on behalf of such Underwriter, such Forward Seller or such Forward Counterparty through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter, any Forward Seller or any Forward Counterparty consists of the information described as such in this Section 9.

(b) In case any action shall be brought against any indemnified party based upon any preliminary prospectus, the Registration Statement, the Prospectus or the Disclosure Package or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, such indemnified party shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the Company and such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such indemnified parties, which firm shall be designated in writing by the Representatives and the Forward Sellers, and that all such reasonable fees and expenses shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to, or an admission of, fault, culpability or failure to act by or on behalf of any indemnified party.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement and each person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each Forward Seller and each Forward Counterparty and each person, if any, who controls any Forward Seller or any Forward Counterparty within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, each Forward Seller and each Forward Counterparty but only to the extent of losses, claims, damages, liabilities and judgments arising out of or based upon information relating to such Underwriter, such Forward Seller or such Forward Counterparty furnished in writing by or on behalf of such Underwriter, such Forward Counterparty expressly for use in the Registration Statement, the Base Prospectus, the Disclosure Package or the Prospectus. The Representatives, the Forward Sellers and the Forward Counterparties confirm that the Underwriters’ names on the cover page of the preliminary prospectus supplement and the Prospectus and the Underwriters’ names in the first paragraph and the statements set forth in the paragraphs under the heading “Forward Sale Agreement” in the preliminary prospectus supplement and the Prospectus were furnished in writing to the Company by or on behalf of the Underwriters, the Forward Sellers and the Forward Counterparties expressly for use therein. In case any action shall be brought against the Company, any of its directors, any such officer or any person controlling the Company based on the Registration Statement, the Base Prospectus, any preliminary prospectus or the Prospectus and in respect of which indemnity may be sought against any Underwriter, the Underwriter shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Underwriter), and the Company, its directors, any such officers and any person controlling the Company shall have the rights and duties given to the Underwriter, by Section 9(b) hereof.

(d) If the indemnification provided for in paragraphs (a), (b) and (c) of this Section 9 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Forward Sellers and the Underwriters

shall be deemed to be in the same respective proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company (which benefits shall be deemed equal to the proceeds that would be received by the Company upon Physical Settlement (as such term is defined in the Forward Agreements) of the Forward Agreements assuming a Forward Price (as such term is defined in the Forward Agreements) equal to the Purchase Price of all of the Securities and the Spread (as such term is defined in the Forward Agreements) that would be received by the Forward Counterparty affiliated with such Forward Seller net of any costs incurred by such Forward Counterparty under the relevant Forward Agreement, respectively, bear to the sum of the aggregate public offering price of the Securities and the amount of such Spread. The relative fault of the Company, the Forward Sellers and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, the Forward Sellers or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Forward Sellers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute pursuant to this Section 9(d) are several in proportion to the respective number of Securities purchased by each of the Underwriters hereunder and not joint.

10. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase the Securities (or any Additional Company Shares or any Option Shares) and the several obligations of the Forward Sellers to deliver and sell the Underwritten Securities, are subject to the satisfaction of each of the following conditions:

(a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date and any Option Closing Date with the same force and effect as if made on and as of the Closing Date or such Option Closing Date, as applicable.

(b) The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Securities Act, and at the Closing Date and any Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or, to the best knowledge of the Company, contemplated by the Commission.

(c) Any material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under Rule 433.

(d) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date and any Option Closing Date, there shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization”, as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(e) (i) Since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company and its subsidiaries taken as a whole, except as set forth or contemplated in the Prospectus, (ii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company from that set forth or contemplated in the Registration Statement and Prospectus, (iii) the Company and its subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those reflected in the Registration Statement and the Prospectus and (iv) on the Closing Date and any Option Closing Date the Underwriters, the Forward Sellers and the Forward Counterparties shall have received a certificate dated the Closing Date or such Option Closing Date, as applicable, signed by the Chief Financial Officer and the Treasurer of the Company, confirming the matters set forth in paragraphs (a), (b), (c), (d) and (e) (i) – (iii) of this Section 10.

(f) (i) Since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of ING Direct and its subsidiaries taken as a whole, except as set forth or contemplated in the Prospectus, (ii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of ING Direct from that set forth or contemplated in the Registration Statement and Prospectus and (iii) ING Direct and its subsidiaries shall have no liability or obligation, direct or contingent, which is material to ING Direct and its subsidiaries, taken as a whole, other than those reflected in the Registration Statement and the Prospectus.

(g) The Underwriters and the Forward Sellers shall have received on the Closing Date and the Underwriters shall have received on any Option Closing Date an opinion (reasonably satisfactory to the Representatives and the Forward Sellers and counsel for the Underwriters and counsel for the Forward Sellers, as applicable), dated the Closing Date or such Option Closing Date, as applicable, of a Chief Counsel or General Counsel of the Company or such other person as the Representatives, the Forward Sellers and the Company may agree. The opinion of such counsel shall be rendered to the Underwriters and the Forward Sellers at the request of the Company and shall so state therein.

(h) The Underwriters and the Forward Sellers shall have received on the Closing Date and the Underwriters shall have received on any Option Closing Date an opinion (reasonably satisfactory to the Representatives and the Forward Sellers and counsel for the Underwriters and counsel for the Forward Sellers, as applicable), dated the Closing Date or such Option Closing Date, as applicable, of Gibson, Dunn & Crutcher LLP, special counsel to the Company.

(i) The Underwriters and the Forward Sellers shall have received on the Closing Date and the Underwriters shall have received on any Option Closing Date an opinion, dated the Closing Date or such Option Closing Date, as applicable, of Morrison & Foerster LLP, counsel for the Underwriters and counsel for the Forward Sellers, covering such matters as the Representatives and the Forward Sellers may request.

(j) The Underwriters and the Forward Sellers shall have received letters on and as of the date hereof and on and as of the Closing Date and the Underwriters shall have received a letter on and as of any Option Closing Date, in form and substance satisfactory to the Representatives and the Forward Sellers, from Ernst & Young LLP, independent public accountants, with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, any preliminary prospectus and the Prospectus.

(k) The Underwriters and the Forward Sellers shall have received letters on and as of the date hereof and on and as of the Closing Date and the Underwriters shall have received a letter on and as of any Option Closing Date, in form and substance satisfactory to the Representatives and the Forward Sellers, from Ernst & Young LLP, independent public accountants, with respect to the financial statements and certain financial information of ING Direct contained in the Registration Statement, any preliminary prospectus and the Prospectus.

(l) The Shares reserved for listing upon issuance following Physical Settlement or Net Share Settlement (as each such term is defined in the Forward Agreements) of each Forward Agreement, the Additional Company Shares (if any) and the Option Shares (if any) shall have been approved for listing on the NYSE, subject to official notice of issuance.

(m) The lock-up agreements, each substantially in the form of Exhibit A hereto, between the Representatives and certain officers and directors of the Company relating to sales and certain other dispositions of shares of capital stock of the Company or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date and any Option Closing Date, as the case may be.

(n) The Company shall not have failed at or prior to the Closing Date and any Option Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date or such Option Closing Date, as applicable.

11. Effective Date of Agreement and Termination. This Agreement shall become effective upon the execution of this Agreement.

This Agreement may be terminated at any time prior to the Closing Date by the Representatives by written notice to the Company and each Forward Seller if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and Prospectus and since the Time of Sale, any material adverse change or development involving a prospective material adverse change (including, without limitation, the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority) in the condition, financial or otherwise, of the Company and its subsidiaries taken as a whole or the earnings, affairs, or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, which would, in the judgment of the Representatives, make it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic conditions or in the financial markets of the United States or elsewhere that, in the judgment of the Representatives, is material and adverse and would, in the judgment of the Representatives, make it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities generally, or in the securities of the Company listed, on the New York Stock Exchange, the American Stock Exchange or The NASDAQ Stock Market, limitation on prices on any such exchange, (iv) a material disruption in securities settlement that makes it impracticable to deliver the Securities in the manner contemplated by the Prospectus, or (v) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the opinion of the Representatives has a material adverse effect on the financial markets in the United States.

If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase and pay for any of the Securities which it or they have agreed to purchase hereunder on such date and the number of Securities which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total number of Securities to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Securities set forth opposite its name in Schedule I-A bears to the total number of Securities which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as the Representatives may specify, to purchase the Securities which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the number of Securities which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 11 by an amount in excess of one-ninth of the number of Securities without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Securities to be purchased on such date by all Underwriters and arrangements satisfactory to the Representatives and the Company for purchase of such Securities are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, any Forward Seller, any Forward Counterparty or the Company. In any such case which does not result in termination of this Agreement, either the Representatives, each Forward Seller or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

12. No Agency or Fiduciary Duty. The Company acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement (including any Additional Company Shares and any Option Shares), including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

13. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to Capital One Financial Corporation, 1680 Capital One Drive, McLean, Virginia 22102, Attention: Director of Capital Markets, and (b) if to any Underwriter or to any Forward Seller, c/o Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 9 hereof, to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019 and Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, or in any case to such other address as the person to be notified may have requested in writing.

14. Additional Issuance and Sale by the Company. In the event that a Forward Seller does not borrow and deliver in accordance with Section 4 hereof the number of Shares set forth in Schedule I-B opposite the name of such Forward Seller under the column captioned “Number of Underwritten Securities To Be Sold” pursuant to Section 6(b)(ii) of the applicable Forward Agreement, the Company shall issue and sell in whole but not in part a number of Shares equal to the number of Shares that such Forward Seller does not deliver. In such event, the aggregate number of Shares that such Forward Seller does so deliver for sale shall be the “Underwritten Securities” with respect to such Forward Seller. The Representatives shall have the right to postpone the Closing Date for a period not exceeding one (1) business day in order to effect any required changes in any documents or arrangements. A Forward Seller shall have no liability whatsoever for any Securities it does not deliver to the Underwriters or any other party if the applicable Forward Agreement does not become effective because all of the conditions to effectiveness set forth in Section 3(a) of the applicable Forward Agreement have not been satisfied.

15. Representations and Indemnities to Survive. The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, its officers and directors and of the Forward Sellers, of the Forward Counterparties and of the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, and Forward Seller or any

Forward Counterparty or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Securities and payment for them hereunder and (iii) termination of this Agreement.

16. Reimbursement of Underwriters’ Expenses. If this Agreement shall be terminated by the Underwriters for any reason under Section 11 of this Agreement, or because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse the several Underwriters, the Forward Sellers and the Forward Counterparties severally through the Underwriters or the Forward Sellers, as the case may be, for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

17. Successors. Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the parties hereto, any director or officer of the Company referred to herein, any affiliated broker-dealer of an Underwriter referred to herein and any controlling persons referred to herein and any affiliate referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from any of the several Underwriters merely because of such purchase.

18. Applicable Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without reference to choice of law principles thereof.

19. Counterparts. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

Please confirm that the foregoing correctly sets forth the agreement among the Company, the several Forward Sellers, the several Forward Counterparties and the several Underwriters.

Very truly yours,

CAPITAL ONE FINANCIAL CORPORATION

By:	/s/ Stephen Linehan
Name:	Stephen Linehan
Title:	Treasurer

BARCLAYS CAPITAL INC.,
Acting in its capacity as Forward Seller and as agent for Barclays Bank plc

By:	/s/ Paul Robinson
Name:	Paul Robinson
Title:	Managing Director

BARCLAYS BANK PLC,
Acting in its capacity as Forward Counterparty, solely as the recipient and/or beneficiary of certain representations, warranties, agreements and indemnities set forth in this Agreement

By:	/s/ Paul Robinson
Name:	Paul Robinson
Title:	Managing Director

MORGAN STANLEY & CO. LLC,
Acting in its capacity as Forward Seller

By:	/s/ Serkan Savasoglu
Name:	Serkan Savasoglu
Title:	Managing Director

MORGAN STANLEY & CO. LLC,
Acting in its capacity as Forward Counterparty, solely as the recipient and/or beneficiary of certain representations, warranties, agreements and indemnities set forth in this Agreement

By:	/s/ Serkan Savasoglu
Name:	Serkan Savasoglu
Title:	Managing Director

Accepted:

BARCLAYS CAPITAL INC.
MORGAN STANLEY & CO. LLC

Acting on behalf of itself and the several Underwriters named in Schedule I-A hereto

By:	BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
Name:	Victoria Hale
Title:	Vice President

By:	MORGAN STANLEY & CO. LLC

By:	/s/ Ken Pott
Name:	Ken Pott
Title:	Managing Director

SCHEDULE I-A

Underwriters	Number of Underwritten Securities To Be Purchased
Barclays Capital Inc.	12,000,000
Morgan Stanley & Co. LLC	12,000,000
J.P. Morgan Securities LLC	7,600,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	7,600,000
Keefe, Bruyette & Woods, Inc.	800,000

Total	40,000,000

SI-1

SCHEDULE I-B

Name	Number of Underwritten Securities To Be Sold
Barclays Capital Inc.	20,000,000
Morgan Stanley & Co. LLC	20,000,000

Total	40,000,000

SI-1

SCHEDULE II

EXHIBIT A

Lock-Up Agreement

July      , 2011

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

As Representatives of the several Underwriters

listed in Schedule I to the

Underwriting Agreement referred to below

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Capital One Financial Corporation, a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), of common stock of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Barclays Capital Inc. and Morgan Stanley & Co. LLC, on behalf of the Underwriters, the undersigned will not, during the period ending 75 days after the date of the prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of Barclays Capital Inc. and Morgan Stanley & Co.

LLC, on behalf of the Underwriters, it will not, during the period ending 75 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

The foregoing sentence shall not apply to (a) bona fide gifts, (b) dispositions to any trust for the direct or indirect benefit of the undersigned and/or a member of the immediate family of the undersigned, (c) the transfer or intestate succession to the legal representative or a member of the immediate family of the undersigned, (d) the sale pursuant to any existing contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) (a “Plan”), or (e) the establishment of any Plan provided that no sales of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock, shall be made pursuant to a Plan prior to the expiration of the Lock-up Period if such Plan was established after the date hereof; provided that, in the case of any gift, transfer, disposition or distribution otherwise permitted by this paragraph, each donee, transferee or distributee, as the case may be, agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement. For purposes of this paragraph, “immediate family” shall mean the undersigned and any relationship by blood, marriage or adoption, not more remote than first cousin.

The transfers permitted by clauses (a), (b) and (c) in the paragraph immediately above, however are further limited as follows: (1) no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the 75-day period referred to above); and (2) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the Exchange Act) to make, and shall agree not to voluntarily make, any public announcement of the transfer or disposition.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal Representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

Name (Print):

EXHIBIT A-1

List of Directors and Officers signing Lock-ups

Richard D. Fairbank

Edward R. Campbell

W. Ronald Dietz

Patrick W. Gross

Ann Fritz Hackett

Lewis Hay, III

Pierre E. Leroy

Mayo A. Shattuck, III

Bradford H. Warner

Gary L. Perlin

Robert M. Alexander

Jory A. Berson

John G. Finneran, Jr.

Lynn A. Carter

Peter A. Schnall

Ryan M. Schneider

Frank G. LaPrade, III

Sanjiv Yajnik

A-4